CURRENT REPORT ON FORM 8-K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2009

JMAR Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 29, 2009 the Company reported that it received a notice of default from LV Administrative Services as administrative and collateral agent for Laurus Master Fund, Ltd (in liquidation) and other affiliates of Laurus (“Laurus”) with respect to its Secured Non-convertible Revolving note, dated as of March 24, 2006 issued by the Company and with respect to other obligations of the Company to Laurus.  A copy of the notice of default is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference. The Company is consulting with its outside legal counsel and financial advisers regarding its response to this notice.

On March 30, 2009 the Company’s Board of Directors accepted the resignation of Charles A. Dickinson, Chairman of the Board, as tendered March 22, 2009, and elected James B. McCarthy, presently serving as a member of the Board, as the new Chairman.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Document
99.1	Copy of the Notice of Default from LV Administrative Services, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.
April 2, 2009	By:	/s/ C. Neil Beer
Name: C. Neil Beer
Title: Chief Executive Officer

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